JECR Incorporated
DBA Sunshine Learning Systems
23110 State Road 54, #265
Lutz, FL 33549
EIN: 74-3060460

August 1, 2008

Statement of Work for 3D Social Networking Application
Phase: Preparing for First User Trial

The goal for this phase is to release a version of the Flex/Papervision application that can be used in a small user trial. Features will be focused around users exploring a multiple-room apartment with TVs, a radio, and wall-art under their control.

Four sub-phases will be used to prepare for the user trial. *All dates assume that this statement of work is signed and the initial payment is sent on or before* ***August 2, 2008***.

Sub-phase A — **Release date: August 11-15**
Three media types in one apartment — $22,500.00

- TVs playing video
- Radio playing audio
- Wall-art that the user can change
- Multiple rooms within a the apartment where the user can "stand"
- Simple navigation control to jump to rooms and/or interactive objects

Sub-phase B — **Release date: August 18-22**
Upload and login — $13,190.00

- Users able to select images, videos and audios off their hard drive to upload
- Uploaded images, videos, and audios can be selected by the user for display on the associated interactive object
- Simple login screen

Sub-phase C — **Release date: September 2-5**
Integration with WinSonic backend — $12,000 to $16,000+

- Lists of videos, audios, images and, possibly, websites
- Assets for videos, audios, and images
- Login with password recovery
- Possible account creation and/or username recovery

Sub-phase D — **Release date: September 3-8**
User Guide — $10,300+

- How-to guide for the user to understand the features of the application
- Will include information only on features included in the user trial

---

Milestone: Phase Complete — **Estimated user trial start date: September 9-15**
Application Ready for Small User Trial — Estimated: $57,990.00 to $61,990.00+

CAB

The investment for the development and documentation for this phase is $57,990.00 to $61,990.00+. The estimated timeline to complete the phase is 5 weeks. This presumes that all assets and reviews are provided to JECR, Inc. in a timely manner.

If additional programming, architecture or client-management is required, it will be provided at $135/hour. If additional documentation is required, it will be provided at $120/hour.

JECR, Inc. Service Contract

Section I: Acceptance
Acceptance of this agreement is effective when both you and JECR, Inc. have signed this agreement.

Section II: Complete Agreement
This agreement, including the documents specifically referenced in Section IV, shall serve as the full and complete agreement between you and JECR Inc. Any oral terms or written terms that are not in this agreement, are not in the documents specifically referenced in Section IV, or are not in written modifications in conformance with Section III, are void and unenforceable between you and JECR, Inc.

Section III: Changes to this Agreement
Any changes or modifications to this agreement must be in writing and recorded upon a Change Authorization Form provided by JECR, Inc. A Change Authorization Form must be signed by you and an authorized agent of JECR, Inc. to serve as an enforceable modification of this agreement between you and JECR, Inc.

Section IV: Incorporated Documents
The attached Statement of Work is incorporated into this agreement by reference. The Proposal Letter shall detail the exact work elements that JECR, Inc. will provide to you, including the costs of the work to be provided and the payment terms you have agreed to. Any changes to the Proposal Letter must conform with the requirements provided in Section III of this agreement.

Section V: Waiver of a Provision or Breach
A waiver of a provision and/or breach of this agreement must be in writing and signed by an authorized agent of JECR Inc. A waiver of a particular provision and/or particular breach of this agreement by JECR Inc. will not operate as or be interpreted as a waiver of any other provision or subsequent breach.

Section VI: Disclaimer of Implied Warranties
Services and products provided by JECR, Inc. will perform in accordance to documentation for such services and products previously provided to WinSonic Digital Media Group, Ltd.

Certain jurisdictions do not allow the above implied warranties to be disclaimed. You should consult with the laws of your jurisdiction to determine if the above disclaimers of implied warranties applies to you.

Section VII: Limitations of Damages
In the event of a breach of this agreement by JECR, Inc., your economic damages are exclusively limited to the 150,000 restricted shares of WinSonic Digital Media Group, Ltd. issued and the amount of money you have paid to JECR, Inc. for services or products covered by this agreement. Neither consequential nor incidental damages are available for a breach of this agreement by JECR, Inc.

CRB

Section VIII: Right to Cure Breach
JECR, Inc. shall have a reasonable opportunity to cure a breach of this agreement by JECR, Inc. The duty to cure for JECR,Inc. shall be limited to the replacement of defective goods.

Section IX: Governing Law
The laws of the United States and the state Minnesota shall govern the interpretation and operation of this agreement. The conflict of laws provisions of Minnesota shall apply to the interpretation of this agreement.

Any claim for relief sought for a breach of this agreement must commence within two (2) years of the original breach. Any claim for relief sought for a breach of this agreement must be brought in a court of competent jurisdiction in the state of Minnesota.

Section X: Severability
In the event that an individual section of this contract is deemed void by a court of competent jurisdiction, the remaining sections shall continue to govern the relationship between you and JECR, Inc.

Section XI: Copyright Notice
JECR Inc. shall hold the Copyright for, and reserves all rights to, all compiled Flash (extension .swf or .swc) or equivalent files, web documents, manuals, help files or other written materials, either in hard copy or electronic form, produced under this agreement. You are granted a nonexclusive, nontransferable limited license to use all compiled Flash files, web documents, manuals, help files or other written materials produced under this agreement. Your license is limited to the business application described in the Business Requirements Document referenced in Section IV or any subsequent closely related business applications. You may not transfer your license to any other party without the written permission of JECR, Inc.

You agree to use as written any compiled Flash files, web documents, manuals, help files or other written materials, either in hard copy or electronic form, produced under this agreement, and you will not modify, change, decompile, reprogram, alter or reverse engineer the these products provided to you. You agree to not authorize or allow a third party on your behalf to modify, change, decompile, reprogram, alter or reverse engineer any of the compiled Flash files, web documents, manuals, help files or other written materials, either in hard copy or electronic form, produced under this agreement and provided to you. You agree to take reasonable precautions to protect the products identified in this paragraph and provided to you from unauthorized duplication, dissemination, modification or alteration.

Unless expressly terminated by JECR, Inc., the provisions of this section shall exist separately from the terms of any End User License Agreement included with any software provided to you by JECR, Inc.

The rights reserved within this section shall remain in force after the completion of work covered by this agreement or the termination of this agreement.

NOTWITHSTANDING PREVIOUS PARAGRAPHS IN THIS SECTION, you shall own all right, title and interest in and to all specific software code created by JECR, Inc. for you under this agreement, including the source code therefore, and JECR, Inc. hereby assigns to you all of its right, title and interest to the foregoing.

CRB

Section XII: Timeline of this Agreement
The timeline providing the anticipated delivery dates for this agreement shall be negotiated between JECR, Inc. and you after acceptance of this agreement. The negotiated timeline will be incorporated into this agreement by using a Change Modification Form, in compliance with Section III.

Section XIII: Payment Terms:
The expected schedule of payments to JECR, Inc. under this agreement is as follows:

The initial payment of $30,000.00 (50%) is due before work will commence. In addition, 150,000 restricted common shares of WinSonic Digital Media Group, LTD will be granted at the execution of this contract.

The remaining balance will be due at the final review with WinSonic. Assets will be delivered to WinSonic Digital Media Group, Ltd. within 1 week of receipt of payment.

If the timeline or scope is extended beyond 5 weeks, the balance for work completed to-date plus 50% of the estimated remaining balance will be due at the start of the 6th week.

Travel and shipping expenses will be reimbursed to Sunshine Learning Systems at the end of each month.

Signatures:

(Signature)	(Signature)
Winston D. Johnson	Carolyn R. Borton
(Printed name)	
as authorized agent of	as authorized agent of
WinSonic Digital Media Group, Ltd.	JECR Incorporated DBA Sunshine Learning Systems
8-1-08 (date)	8-1-08 (date)

WIN

[. .]

WINSONIC DIGITAL MEDIA GROUP, LTD.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the directors of WinSonic Digital Media Group, Ltd., a Nevada corporation (the "Company"), by execution hereof do hereby: (i) consent to and adopt the following resolutions as of the date hereof pursuant to Section 315 of Chapter 78 of the Nevada Revised Statutes, which resolutions shall have the same force and effect as if adopted by affirmative vote at a meeting of the Board of Directors (the "Board") duly called and held; (ii) waive all requirements of notice; and (iii) direct that this Unanimous Written Consent be filed with the minutes of the proceedings of the Company.

STOCK ISSUANCE – JECR, INC.

WHEREAS, on August 1, 2008, WinSonic Digital Media Group, Ltd, ("Company") executed a Software Development Services Contract agreement with JECR, Inc. wherein the Company has promised to issue shares of restricted common stock in addition to cash payment for the 3D Social Networking First User Trial programming services for the Company.

Name	$ Amount (Apprx.)	Shares to be issued
JECR, Inc.	$22,500	150,000

WHEREAS, after careful review and consideration, the Board has determined that it is advisable and in the best interests of the Company to issue the shares to this firm.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the distribution of 150,000 shares of its Common Stock to the firm listed above.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of Directors, in counterparts or otherwise, as of this August 5, 2008.

Winston D. Johnson

Eric Leufroy